SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2002

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

N56 W17000 Ridgewood Drive

Menomonee Falls, WI 53051

(Address of principal executive offices)

Registrant’s telephone number, including area code: (262) 703-7000

Item 7.  Exhibits.    The agreement referenced below is being filed by Kohl’s Corporation (the “Company”) in compliance with the Company’s undertaking in its registration statement on Form S-3, Reg. No.  333-83788.

Exhibit No.

Description

1.1

Underwriting Agreement dated November 18, 2002 by and between the Company and Morgan Stanley & Co. Incorporated, acting severally on behalf of themselves and the several Underwriters named in the Underwriting Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOHL’S CORPORATION

Date:  November 20, 2002

/s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President,

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

Description

1.1

Underwriting Agreement dated November 18, 2002 by and between the Company and Morgan Stanley & Co. Incorporated, acting severally on behalf of themselves and the several Underwriters named in the Underwriting Agreement.